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                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                         ----------------------

                              FORM 8-K

                         ----------------------

                            CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


May 5, 1998                                  1-9078
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Date of Report (Date of earliest    Commission File Number
        event reported)


                       THE ALPINE GROUP, INC.
     (Exact name of registrant as specified in its charter)


          Delaware                           22-1620387
-----------------------------      --------------------------
(State or other jurisdiction of       (I.R.S. Employer
incorporation or organization)       Identification Number)


                         1790 Broadway
               New York, New York 10019-1412
          -----------------------------------------
     (Address of Principal Executive Offices) (Zip Code)


                         (212) 757-3333
          -----------------------------------------
     (Registrant's telephone number, including area code)


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Item 2.   Acquisition or Disposition of Assets.

     On May 5, 1998, a subsidiary of Superior TeleCom Inc. ("Superior"), a 50.1% owned subsidiary of The Alpine Group, Inc., acquired 51% of the issued and outstanding shares of common stock of Zion Cables United Works Ltd., an Israeli corporation ("COZ"), from CLAL Industries and Investments Ltd. and ISAL Holland B.V. (the "COZ Stockholders") for consideration of approximately U.S. $24,000,000 in cash. In connection with the acquisition, Superior obtained a two-year option to purchase all or a portion of the COZ Stockholders' remaining 19% interest in COZ at the same purchase price per share in cash. The financing for the acquisition was obtained from Superior's existing credit facility with Bankers Trust Company.

     The terms of the acquisition, including the amount of consideration paid in connection therewith, were the result of arms-length negotiation among Superior and the COZ Stockholders. For further information with respect to the acquisition, reference is made to the Share Purchase Agreement, dated as of May 5, 1998, among the COZ Stockholders and Halachoh Hane'eman Hashivim Veshmona Ltd., which is Exhibit 1 hereto and which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a), (b)

     In accordance with Instruction 4 of this Item 7, financial statements required by this Item will be filed by an amendment to this initial report on Form 8-K not later than 60 days after the date hereof.

(c)  Exhibits

     Exhibit 1 - Share Purchase Agreement, dated as of May 5,
1998, among CLAL Industries and Investments Ltd., ISAL Holland
B.V. and Halachoh Hane'eman Hashivim Veshmona Ltd.










                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 19, 1998               THE ALPINE GROUP, INC.



                                   By:   /s/ Bragi F. Schut
                                      --------------------------
                                       Bragi F. Schut
                                       Executive Vice President

































                         EXHIBIT INDEX


Exhibit                       Description

   1 Share Purchase Agreement, dated as of May 5, 1998, among CLAL Industries and Investments Ltd., ISAL
          Holland B.V. and Halachoh Hane'eman Hashivim Veshmona
          Ltd.